UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2006

Adaptec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

691 S. Milpitas Blvd.
Milpitas, California    95035
(Address of principal executive offices including zip code)

(408) 945-8600
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03    Material Modification to Rights of Security Holders.

      The Rights Agreement, originally adopted on April 25, 1989, as most recently amended and restated by the third amendment thereto dated as of February 1, 2001 (the "Rights Agreement"), by and between Adaptec, Inc. (the "Company") and Mellon Investor Services LLC, as rights agent, expired by its terms on December 5, 2006. The rights issued pursuant to the Rights Agreement were attached to the Company's common stock and provided holders of the Company's common stock certain stock purchase rights upon the occurrence of certain triggering events. A description of the terms of the Rights Agreement and of the related purchase rights is set forth in Amendment No. 5 to the Company's Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission on March 20, 2001 (the "Form 8-A/A").

      The foregoing description of the Rights Agreement is qualified in its entirety by the copy of the Rights Agreement that is filed as an exhibit to the Form 8-A/A and is incorporated herein by reference.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2006	ADAPTEC, INC. By: /s/ Christopher G. O'Meara Christopher G. O'Meara Vice President and Chief Financial Officer